As filed with the Securities and Exchange Commission on November 30, 2006.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HMS HOLDINGS CORP.

(Exact name of Registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation or organization)

11-3656261
(I.R.S. Employer Identification Number)

401 Park Avenue South, New York, New York 10016
(Address of Principal Executive Offices)

HMS HOLDINGS CORP. 2006 STOCK PLAN

1999 LONG-TERM INCENTIVE STOCK PLAN
HMS HOLDINGS CORP. STOCK OPTION AGREEMENTS
1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
(Full title of the Plans)

Thomas G. Archbold, Chief Financial Officer
HMS Holdings Corp.
401 Park Avenue South
New York, New York 10016
(Name and address of agent for service)

(212) 725-7965
(Telephone number, including area code, of agent for service)

Copies to:
Kenneth S. Goodwin, Esq.
Gottbetter & Partners, LLP
488 Madison Avenue
New York, New York 10022-5718
(212) 400-6900

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price	Offering	Registration
Registered	Registered(1)(2)	Per Share	Price	Fee
Common Stock, $.01 par value	1,000,000 shares(3)	$13.49(4)	$13,490,000	$1,443.43

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover such indeterminate number of additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2) Pursuant to Rule 429 of the Securities Act, the prospectus contained herein also relates to (i) 3,100,794 shares of common stock previously registered on Form S-8, Registration No. 333-108436, (ii) 969,447shares of common stock previously registered on Form S-8, Registration No. 333-108445, and (iii) 16,500 shares of common stock previously registered on Form S-8, Registration No. 033-95326-99, issuable upon exercise of options granted under the HMS Holdings Corp. 1999 Long-Term Incentive Stock Plan, issuable upon exercise of options granted pursuant to three Stock Option Agreements and issuable upon exercise of options granted under the HMS Holdings Corp. 1995 Non-Employee Director Stock Option Plan, respectively.

(3) Represents shares issuable upon the exercise of awards granted or available to be granted under the HMS Holdings Corp. 2006 Stock Plan.

(4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, on the basis of $13.49 per share, the average of the high ($13.89) and low ($13.08) sale prices of the Registrant’s common stock, as reported in the Nasdaq Global Select Market on November 27, 2006.

AS PERMITTED BY RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS FILED AS PART OF THIS REGISTRATION STATEMENT ON FORM S-8 IS A COMBINED RESALE PROSPECTUS WHICH SHALL BE DEEMED A POST-EFFECTIVE AMENDMENT TO THE REGISTRANT'S REGISTRATION STATEMENTS ON FORM S-8, REGISTRATION NOS. 33-108436, 333-108445 AND 033-95326-99.

EXPLANATORY NOTES:

This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register shares issuable pursuant to the HMS Holdings Corp. 2006 Stock Plan (the "2006 Plan") and to file a prospectus (prepared in accordance with the requirements of Part I of Form S-3 and pursuant to General Instruction C of Form S-8) to be used for reoffers and resales of common stock acquired by persons who may be deemed "affiliates" of HMS Holdings Corp., as that term is defined in Rule 405 under the Securities Act, upon the exercise of stock options or receipt of stock awards granted or available to be granted under the 2006 Plan, upon the exercise of stock options granted under the HMS Holdings Corp 1999 Long-Term Incentive Stock Plan (the "1999 Plan"), upon the exercise of stock options granted by the registrant pursuant to three Stock Option Agreements or upon the exercise of options granted under the HMS Holdings Corp. 1995 Non-Employee Director Stock Option Plan (the “1995 Plan”).

On September 2, 2003, the registrant filed a Registration Statement on Form S-8 (Registration No. 33-108436) to effect the registration under the Securities Act of shares of common stock issuable upon exercise of stock options issued or issuable under the 1999 Plan. 3,100,794 unexercised options remain outstanding under the 1999 Plan, of which 1,948,316 options are held by “affiliates.” The 1999 Plan has been terminated, and no further awards may be granted thereunder.

On September 2, 2003, the registrant filed a Registration Statement on Form S-8 (Registration No. 333-108445) to effect the registration under the Securities Act of shares of common stock issuable upon exercise of stock options granted by the registrant pursuant to three Stock Option Agreements. 969,447 unexercised options remain outstanding under these Agreements, all of which options are held by “affiliates.”

On September 2, 2003, the registrant filed a Post Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 033-95326-99) to effect the registration under the Securities Act of shares of common stock issuable upon exercise of stock options issued under the 1995 Plan. 16,500 unexercised options remain outstanding under the 1995 Plan, of which 12,000 options are held by “affiliates.” The 1995 Plan has been terminated, and no further awards may be granted thereunder.

As permitted by Rule 429 under the Securities Act, the prospectus filed as part of this registration statement on Form S-8 is a combined resale prospectus which shall be deemed a post-effective amendment to the registrant's Registration Statements on Form S-8, Registration Nos. 333-108436, 333-108445 and 033-95326-99.

The documents containing information specified by Part I of this Registration Statement will be sent or given to holders of options or restricted stock awards granted under the 2006 Plan, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act. Such document(s) are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PROSPECTUS

3,133,931 SHARES
HMS HOLDINGS CORP.

Common Stock, $.01 par value

This prospectus relates to the reoffer and resale of up to 3,133,931 shares of our common stock by certain selling shareholders who may be considered our "affiliates." These selling shareholders have acquired or may acquire these shares upon the exercise of stock options or pursuant to other awards granted or available to be granted under our HMS Holdings Corp. 2006 Stock Plan, upon the exercise of stock options granted under our HMS Holdings Corp. 1999 Long-Term Incentive Stock Plan, upon the exercise of stock options granted by us pursuant to three Stock Option Agreements, or upon the exercise of stock options granted under our HMS Holdings Corp. 1995 Non-Employee Director Stock Option Plan.

The selling shareholders have advised us that the resale of their shares may be effected from time to time in one or more transactions on the Nasdaq Global Select Market, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See “Plan of Distribution.” We will bear all expenses in connection with the preparation of this prospectus.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “HMSY.” On November 27, 2006, the closing price for the common stock, as reported by the Nasdaq Global Select Market, was $13.30. You are urged to obtain current market quotations for the common stock.

Our principal executive offices are located at 401 Park Avenue South, New York, New York 10016, and our telephone number there is (212)725-7965.

This investment involves risk. See “Risk Factors” beginning at page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is November 30, 2006.

SUMMARY

YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS, INCLUDING THE SECTION TITLED "RISK FACTORS," REGARDING OUR COMPANY AND THE COMMON STOCK BEING SOLD IN THIS OFFERING.

The Company

HMS Holdings Corp. (Holdings or the Company) provides a variety of cost containment and payment accuracy services relating to government healthcare programs. These services are generally designed to help our clients increase revenue and reduce operating and administrative costs. They are offered through our Health Management Systems, Inc. (HMS) and Reimbursement Services Group Inc. (RSG) subsidiaries.

HMS, which generated approximately 85% of Holdings’ revenue in 2005, works on behalf of government payors to help contain healthcare costs by recovering expenditures that were the responsibility of a third party, or were paid in error. HMS’s customers are state and county Medicaid programs, Medicaid managed care plans, child support enforcement agencies, state prescription drug plans and other public programs.

RSG, which generated approximately 15% of Holdings’ revenue in 2005, works on behalf of large public, voluntary and for profit hospitals to document services that qualify for reimbursement through Medicare cost reports and other government payment mechanisms.

On September 13, 2006, we acquired Benefits Solutions Practice Area (“BSPA”) of Public Consulting Group, Inc. Through the BSPA, we provide a variety of cost avoidance, insurance verification, recovery audit and related services to state Medicaid agencies, children and family services agencies, the U.S. Department of Veterans Affairs, and the Centers for Medicare and Medicaid Services.

Our principal executive offices are located at 401 Park Avenue South, New York, New York 10016, and our telephone number is (212) 725-7965.

RISK FACTORS

RISKS RELATING TO OUR COMPANY AND OUR INDUSTRY

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before purchasing our common stock. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In that case, the trading price of our common stock could fall, and you may lose all or part of the money you paid to buy our common stock. All numbers and percentages presented in the Risk Factors as of and prior to December 31, 2005 represented the historical operations of the Company and do not reflect the impact the acquisition of the BSPA may have on such amounts.

Our operating results are subject to significant fluctuations due to variability in the timing of when we recognize contingency fee revenue and other factors. As a result, you will not be able to rely on our operating results in any particular period as an indication of our future performance.

Our revenue and consequently our operating results may vary significantly from period to period as a result of a number of factors, including the loss of customers, fluctuations in sales activity given our sales cycle of approximately three to eighteen months, and general economic conditions as they affect healthcare providers and payors. Further, we have experienced fluctuations in our revenue of up to 25% between reporting periods due to the timing of periodic revenue recovery projects and the timing and delays in third-party payors’ adjudication of claims and ultimate payment to our clients where our fees are contingent upon such collections. The extent to which future revenue fluctuations could occur due to these factors is not known and cannot be predicted. As a consequence, our results of operations are subject to significant fluctuations and our results of operations for any particular quarter or fiscal year may not be indicative of results of operations for future periods. A significant portion of our operating expenses are fixed, and are based primarily on revenue and sales forecasts. Any inability on our part to reduce spending or to compensate for any failure to meet sales forecasts or receive anticipated revenues could magnify the adverse impact of such events on our operating results.

The majority of our contracts with customers may be terminated for convenience.

The majority of our contracts with customers are terminable upon short notice for the convenience of either party. Although to date none of our material contracts have ever been terminated under these provisions, we cannot be assured that a material contract will not be terminated for convenience in the future. Any termination of a material contract, if not replaced, could have a material adverse effect on our business, financial condition and results of operations.

We face significant competition for our services.

Competition for our services is intense and is expected to increase. Increased competition could result in reductions in our prices, gross margins and market share. We compete with other providers of healthcare information management and data processing services, as well as healthcare consulting firms. Some competitors have formed business alliances with other competitors that may affect our ability to work with some potential customers. In addition, if some of our competitors merge, a stronger competitor may emerge.

Current and prospective customers also evaluate our capabilities against the merits of their existing information management and data processing systems and expertise. Major information management systems companies, including those specializing in the healthcare industry, that do not presently offer competing services may enter our markets. Many of our competitors and potential competitors have significantly greater financial, technical, product development, marketing and other resources, and market recognition than we have. As a result, our competitors may be able to respond more quickly to new or emerging technologies, changes in customer requirements and changes in the political, economic or regulatory environment in the healthcare industry. In addition, several of our competitors may be in a position to devote greater resources to the development, promotion, and sale of their services than we can.

Simplification of the healthcare payment process could reduce the need for our services.

The complexity of the healthcare payment process, and our experience in offering services that improve the ability of our customers to recover incremental revenue through that process, have been contributing factors to the success our service offerings. Complexities of the healthcare payment process include multiple payors, the coordination and utilization of clinical, operational, financial and/or administrative review instituted by third-party payors in an effort to control costs and manage care. If the payment processes associated with the healthcare industry are simplified, the need for our services, or the price customers are willing to pay for our services, could be reduced.

Changes in the United States healthcare environment could have a material negative impact on our revenue and net income.

The healthcare industry in the United States is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of healthcare organizations. Our services are designed to function within the structure of the healthcare financing and reimbursement system currently being used in the United States. During the past several years, the healthcare industry has been subject to increasing levels of governmental regulation of, among other things, reimbursement rates, certain capital expenditures, and data confidentiality and privacy. From time to time, certain proposals to reform the healthcare system have been considered by Congress. These proposals, if enacted, may increase government involvement in healthcare, lower reimbursement rates and otherwise change the operating environment for our clients. Healthcare organizations may react to these proposals and the uncertainty surrounding such proposals by curtailing or deferring their retention of service providers such as us. We cannot predict what impact, if any, such proposals or healthcare reforms might have on our results of operations, financial condition or business.

Recently, the General Accounting Office, an investigative arm of Congress, added Medicaid to its list of high-risk programs. According to the GAO, states have used various financing schemes to generate excessive federal Medicaid matching funds while their own share of expenditures has remained unchanged or decreased. Also on January 30, 2004, the United States Senate Finance Committee Chairman requested that the HHS, CMS, and OIG respond to a lengthy request for information about vendors that provide contingency fee based revenue maximization or revenue enhancement services to State Medicaid agencies specifically with the intent to increase federal Medicaid reimbursement. This type of service represents a very small portion of the suite of HMS offerings and corresponding revenue streams. We cannot predict what impact, if any, this inquiry might have on our future results of operations, financial condition or business.

Certain provisions in our certificate of incorporation could discourage unsolicited takeover attempts, which could depress the market price of our common stock.

Our certificate of incorporation authorizes the issuance of up to 5,000,000 shares of “blank check” preferred stock with such designations, rights and preferences as may be determined by our Board of Directors. Accordingly, our Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights, which could adversely affect the voting power or, other rights of holders of our common stock. In the event of issuance, preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control. Although we have no present intention to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. In addition, our by-laws provide for a classified Board of Directors, which could also have the effect of discouraging a change of control.

We depend on our largest clients for significant revenue, and if we lose a major client, our revenue could be adversely affected.

We generate a significant portion of our revenue from our largest clients. For the years ended December 31, 2005, 2004, and 2003, our three largest clients accounted for approximately 39%, 41% and 37% of our revenue from continuing operations, respectively. For the nine months ended September 30, 2006, our three largest clients accounted for approximately 39% of our revenue from continuing operations. Our relationship with one of these customers ended in June 2005 and produced revenue through June 2006. While we were able to replace this revenue with revenue from two new customers added in 2005, if we were to lose another major client, our results of operations could be materially and adversely affected by the loss of revenue, and we would seek to replace the client with new business.

The level of our annual profitability has historically been significantly affected by our third and fourth quarter operating results.

We typically realize higher revenues and operating income in the last quarter of our fiscal year. This trend reflects the inherent purchasing and operational cycles of our clients. Although we currently anticipate that our revenue and profit in the fourth quarter of 2006 (exclusive of any deal related amortization expense) will be greater than comparable amounts for the earlier quarters of 2006, if we do not realize increased revenue in future fourth quarter periods, including 2006, due to adverse economic conditions in those quarters or otherwise, our profitability for any affected quarter and the entire year could be materially and adversely affected because ongoing data processing and general and administrative expenses are largely fixed.

Successful integration of the PCG’s Benefits Solutions Practice Area (BSPA) into the Company is dependent on several factors, and the failure to realize the expected benefits of the acquisition of the BSPA could have an adverse effect on our operations.

We acquired BSPA from PCG on September 13, 2006, and, as a result, we significantly increased the size of our operations and business. We cannot assure you that we will be able to integrate the operations of the BSPA without encountering difficulties. Any difficulty in integrating the operations of the BSPA successfully could have a material adverse effect on our business, financial condition, results of operations or prospects, and could lead to a failure to realize the anticipated benefits of the acquisition. Moreover, our management will be required to dedicate substantial time and effort to the integration of BSPA. During the integration process, these efforts could divert management’s focus and resources from other strategic opportunities and operational matters.

Our indebtedness results in significant debt service obligations and limitations.

We have significant debt service obligations. Substantially all of our assets used in our business operations secure our obligations under our credit facilities. Our indebtedness may pose important consequences to investors, including the risks that:

•
we will use a substantial portion of our cash flow from operations to pay principal and interest on our debt, thereby reducing the funds available for acquisitions, working capital, capital expenditures and other general corporate purposes;

•	increases in our borrowings under our credit facilities may make it more difficult to satisfy our debt obligations;

•	some of our borrowings under our credit facilities may bear interest at variable rates, which could create higher debt service requirements if market interest rates increase;

•	our degree of leverage may limit our ability to withstand competitive pressure and could reduce our flexibility in responding to changes in business and economic conditions; and

•	our degree of leverage may hinder our ability to adjust rapidly to changing market conditions and could make us more vulnerable to downturns in the economy or in our industry.

If we cannot generate sufficient cash flow from operations to meet our obligations, we may be forced to reduce or delay acquisitions and other capital expenditures, sell assets, restructure or refinance our debt, or seek additional equity capital. There can be no assurance that these remedies would be available or satisfactory. Our cash flow from operations will be affected by prevailing economic conditions and financial, business and other factors that may be beyond our control.

We may not be able to realize the entire book value of goodwill from acquisitions.

As of September 30, 2006, we have approximately $68.0 million of goodwill. We have implemented the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” which requires that existing goodwill not be amortized, but instead be assessed annually for impairment or sooner if circumstances indicate a possible impairment. We will monitor for impairment of goodwill on past and future acquisitions. In the event that the book value of goodwill is impaired, any such impairment would be charged to earnings in the period of impairment. There can be no assurances that future impairment of goodwill under SFAS No. 142 will not have a material adverse effect on our business, financial condition or results of operations. Management performs the goodwill valuation.

We are dependent on information suppliers. If we are unable to manage successfully our relationships with a number of these suppliers, the quality and availability of our services may be harmed.

We obtain some of the data used in our services from third party suppliers and government entities. If a number of suppliers are no longer able or are unwilling to provide us with certain data, we may need to find alternative sources. If we are unable to identify and contract with suitable alternative data suppliers and integrate these data sources into our service offerings, we could experience service disruptions, increased costs and reduced quality of our services. Additionally, if one or more of our suppliers terminates our existing agreements, there is no assurance that we will obtain new agreements with third party suppliers on terms favorable to us, if at all. Loss of such access or the availability of data in the future due to increased governmental regulation or otherwise could have a material adverse effect on our business, financial condition or results of operations.

RISKS RELATING TO OUR COMMON STOCK

Our stock price is volatile, which could result in substantial losses for investors.

Our common stock is quoted on the Nasdaq Global Select Market, and there has been substantial volatility in the market price of our common stock. The trading price of our common stock has been, and is likely to continue to be, subject to significant fluctuations due to a variety of factors, including:

•	fluctuations in our quarterly operating and earnings per share results;
•	the gain or loss of significant contracts;
•	loss of key personnel;
•	announcements of technological innovations or new products by us or our competitors;
•	delays in the development and introduction of new services;
•	legislative or regulatory changes;

•	general trends in the industry;
•	recommendations and/or changes in estimates by equity and market research analysts;
•	sales of common stock of existing holders;
•	securities class action or other litigation;
•	developments in our relationships with current or future customers and suppliers; and
•	general economic conditions, both in the United States and abroad.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have affected the market price of our common stock, as well as the stock of many companies in our industries. Often, price fluctuations are unrelated to operating performance of the specific companies whose stock is affected.

In the past, following periods of volatility in the market price of a company's stock, securities class action litigation has occurred against the issuing company. If we were subject to this type of litigation in the future, we could incur substantial costs and a diversion of our management's attention and resources, each of which could have a material adverse effect on our revenue and earnings. Any adverse determination in this type of litigation could also subject us to significant liabilities.

Because we do not intend to pay cash dividends on our common stock, an investor in our common stock will benefit only if it appreciates in value.

We currently intend to retain our future earnings, if any, to finance the expansion of our business and do not expect to pay any cash dividends on our common stock in the foreseeable future. As a result, the success of an investment in our common stock will depend entirely upon any future appreciation. There is no guarantee that our common stock will appreciate in value or even maintain the price at which an investor purchased his or her shares.

Certain provisions in our certificate of incorporation could discourage unsolicited takeover attempts, which could depress the market price of our common stock.

We are subject to the New York anti-takeover laws regulating corporate takeovers. These anti-takeover laws prohibit certain business combinations between a New York corporation and any "interested shareholder" (generally, the beneficial owner of 20% or more of the corporation's voting shares) for five years following the time that the shareholder became an interested shareholder, unless the corporation's board of directors approved the transaction prior to the interested shareholder becoming interested.

Our certificate of incorporation authorizes the issuance of up to 5,000,000 shares of “blank check” preferred stock with such designations, rights and preferences as may be determined by our Board of Directors. Accordingly, our Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights, which could adversely affect the voting power or, other rights of holders of our common stock. In the event of issuance, preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control. Although we have no present intention to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. In addition, our by-laws provide for a classified Board of Directors, which could also have the effect of discouraging a change of control.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading “Risk Factors”, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Any such forward-looking statements represent management’s views as of the date of the document in which such forward-looking statement is contained. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling shareholders identified in this prospectus. See “Selling Shareholders.” All net proceeds from the sale of the shares of common stock will go to the shareholders that offer and sell their shares. We will not receive any part of the proceeds from such sales of common stock. We will, however, receive the exercise price of the options at the time of their exercise. Such proceeds will be contributed to working capital and will be used for general corporate purposes.

SELLING SHAREHOLDERS

The shares of common stock to which this prospectus relates may be reoffered and sold from time to time by selling shareholders who may be deemed our "affiliates" (as defined in Rule 501(b) of Regulation D of the Securities Act of 1933, as amended). The selling shareholders will acquire or have acquired the shares of common stock upon exercise of options or other awards granted or to be granted to them pursuant to our 2006 Stock Plan ("2006 Plan"), upon exercise of options granted under our 1999 Long-Term Incentive Stock Plan ("1999 Plan"), upon exercise of options granted by us pursuant to three Stock Option Agreement (“Option Agreements”) or upon exercise of options granted under our 1995 Non-Employee Director Stock Plan ("1995 Plan"). The table below identifies each selling shareholder and his or her relationship to us. The table also sets forth, as of November 27, 2006, for each selling shareholder: (i) the number of shares of common stock beneficially owned prior to this offering, (ii) the number of shares of common stock that may be offered and sold through this prospectus, and (iii) the number of shares of common stock and the percentage of the class represented by such shares to be owned by each such selling shareholder assuming the sale of all of the registered shares. There is no assurance that any of the selling shareholders will sell any or all of their shares of common stock. The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are one of our affiliates. Except as otherwise noted, all shares of common stock are beneficially owned and the sole investment and voting power is held by the person named, and such persons' address is c/o HMS Holdings Corp., 401 Park Avenue South, New York, New York 10016. Information regarding the selling shareholders, including the number of shares offered for sale, may change from time to time, and any changed information will be set forth in a prospectus supplement to the extent required.

			Beneficial Ownership After this Offering (1) (2)
Name and Position	Beneficial Ownership Prior to this Offering	Shares that may be Offered and Sold Hereby	Number of Shares	Percent of Class

Robert M. Holster, Chairman and Chief Executive Officer (3)	1,153,310	1,060,000	93,310	4.4%

William C. Lucia, President and Chief Operating Officer (4)	609,194	602,500	6,694	2.5%

Thomas G. Archbold, Chief Financial Officer (5)	201,731	193,334	8,397	*

James T. Kelly, Director (6)	311,650	301,650	10,000	1.3%

William F. Miller, Director (7)	1,170,192	566,097	604,095	2.4%

William W. Neal, Director (8)	139,543	21,650	117,893	*

Galen D. Powers, Director (9)	95,585	90,150	5,435	*

Ellen A. Rudnick, Director (10)	138,150	135,150	3,000	*

Richard H. Stowe, Director (11)	212,962	163,400	49,562	*

* Denotes less than 1%.

(1) Percentage calculated on the basis of 23,235,283 shares of common stock outstanding at November 27, 2006, plus in the case of each selling shareholder, additional shares of common stock deemed to be outstanding because such shares may be acquired through the exercise of outstanding options beneficially owned by such selling shareholder.

(2) Assumes the sale of all shares of common stock registered pursuant to this prospectus, although selling shareholders are under no obligation known to us to sell any shares of common stock at this time.

(3) Includes (i) 450,000 shares of common stock issuable upon the exercise of options granted under the 1999 Plan, of which 400,000 are exercisable and 50,000 have not yet become exercisable as of November 27, 2006 and (ii) 610,000 shares of common stock issuable upon the exercise of options granted under the Option Agreements, all of which 610,000 are exercisable. Also includes 35,996 shares of common stock owned by members of the family of Mr. Holster, as to which Mr. Holster disclaims beneficial ownership.

(4) Includes (i) 117,335 shares of common stock issuable upon the exercise of options granted under the 2006 Plan, none of which are exercisable as of November 27, 2006, and (ii) 485,165 shares of common stock issuable upon the exercise of options granted under the 1999 Plan, of which 360,834 are exercisable and 124,331 have not yet become exercisable as of November 27, 2006.

(5) Includes (i) 46,933 shares of common stock issuable upon the exercise of options granted under the 2006 Plan, none of which are exercisable as of November 27, 2006, and (ii) 146,401 shares of common stock issuable upon the exercise of options granted under the 1999 Plan, of which 96,668 are exercisable and 49,733 have not yet become exercisable as of November 27, 2006.

(6) Includes (i) 6,650 shares of common stock issuable upon the exercise of options granted under the 2006 Plan, none of which are exercisable as of November 27, 2006, (ii) 45,000 shares of common stock issuable upon the exercise of options granted under the 1999 Plan, of which 40,000 are exercisable and 5,000 have not yet become exercisable as of November 27, 2006 and (iii) 250,000 shares of common stock issuable upon the exercise of options granted under the Option Agreements, all of which 250,000 are exercisable. Also includes 10,000 shares of common stock owned by members of the family of Mr. Kelly, as to which Mr. Kelly disclaims beneficial ownership.

(7) Includes (i) 6,650 shares of common stock issuable upon the exercise of options granted under the 2006 Plan, none of which are exercisable as of November 27, 2006, (ii) 450,000 shares of common stock issuable upon the exercise of options granted under the 1999 Plan, of which 400,000 are exercisable and 5,000 have not yet become exercisable as of November 27, 2006 and (iii) 109,447 shares of common stock issuable upon the exercise of options granted under the Option Agreements, all of which 109,447 are exercisable. Also includes 6,000 shares of common stock owned by members of the family of Mr. Miller, as to which Mr. Miller disclaims beneficial ownership.

(8) Includes (i) 6,650 shares of common stock issuable upon the exercise of options granted under the 2006 Plan, none of which are exercisable as of November 27, 2006, and (ii) 15,000 shares of common stock issuable upon the exercise of options granted under the 1999 Plan, of which 10,000 are exercisable and 5,000 have not yet become exercisable as of November 27, 2006. Also includes 115,979 shares of common stock or options held by members of the family of Mr. Neal, as to which Mr. Neal disclaims beneficial ownership.

(9) Includes (i) 6,650 shares of common stock issuable upon the exercise of options granted under the 2006 Plan, none of which are exercisable as of November 27, 2006, (ii) 15,000 shares of common stock issuable upon the exercise of options granted under the 1999 Plan, of which 10,000 are exercisable and 5,000 have not yet become exercisable as of November 27, 2006. Also includes 237 shares of common stock owned by members of the family of Mr. Powers, as to which Mr. Powers disclaims beneficial ownership.

(10) Includes (i) 6,650 shares of common stock issuable upon the exercise of options granted under the 2006 Plan, none of which are exercisable as of November 27, 2006, (ii) 124,000 shares of common stock issuable upon the exercise of options granted under the 1999 Plan, of which 119,000 are exercisable and 5,000 have not yet become exercisable as of November 27, 2006 and (iii) 4,500 shares of common stock issuable upon the exercise of options granted under the 1995 Plan, all of which are exercisable.

(11) Includes (i) 6,650 shares of common stock issuable upon the exercise of options granted under the 2006 Plan, none of which are exercisable as of November 27, 2006, (ii) 153,750 shares of common stock issuable upon the exercise of options granted under the 1999 Plan, of which 148,750 are exercisable and 5,000 have not yet become exercisable as of November 27, 2006 and (iii) 3,000 shares of common stock issuable upon the exercise of options granted under the 1995 Plan, all of which are exercisable. Also includes 2,250 shares of common stock owned by members of the family of Mr. Stowe, as to which Mr. Stowe disclaims beneficial ownership.

PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the Nasdaq Global Select Market;

•	in privately negotiated transactions; and

•	in options transactions.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

The validity of the shares of common stock will be passed upon for us by Gottbetter & Partners, LLP, New York, New York.

EXPERTS

The consolidated financial statements and schedule of HMS Holdings Corp. as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed registration statements with the SEC on Forms S-8 to register the shares of our common stock being offered by this prospectus. This prospectus, which is part of the registration statements, does not contain all the information included in the registration statements. Some information has been omitted in accordance with the rules and regulations of the SEC. For further information, please refer to the registration statements and the exhibits and schedules filed with them. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov, that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us. Our SEC filings are also available to the public from commercial document retrieval services. Information contained on our website should not be considered part of this prospectus.

You may also request a copy of our filings at no cost by writing or telephoning us at:

HMS Holdings Corp., 401 Park Avenue South, New York, New York 10016 Attention: Corporate Secretary (212) 725-7965.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings that we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

(a) Our Annual Report on Form 10-K for the year ended December 31, 2005;

(b) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

(c) Our Current Reports on Form 8-K filed with the SEC on January 24, 2006, February 27, 2006, March 2, 2006, May 5, 2006, May 9, 2006, June 26, 2006, August 3, 2006, August 7, 2006, September 14, 2006, October 31, 2006, November 3, 2006 and November 20, 2006; and

(d) The description of our shares of common stock contained in our registration statement on Form 8-K/12g-3, as filed with the SEC on March 3, 2003.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any or all documents incorporated by reference into this prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for copies can be made by writing or telephoning us at:

HMS Holdings Corp., 401 Park Avenue South, New York, New York 10016 Attention: Corporate Secretary (212) 725-7965.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006

(c) The Registrant’s Current Reports on Form 8-K filed with the SEC on January 24, 2006, February 27, 2006, March 2, 2006, May 5, 2006, May 9, 2006, June 26, 2006, August 3, 2006, August 7, 2006, September 14, 2006, October 31, 2006, November 3, 2006 and November 20, 2006; and

(d) The description of the Registrant’s shares of common stock contained in its registration statement on Form 8-K/12g-3, as filed with the SEC on March 3, 2003.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicate that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts And Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 722 of the New York Business Corporation Law (the “BCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, in connection with actions or proceedings, whether civil or criminal (other than an action by or in the right of the corporation - a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute does not apply in respect of a threatened action, or a pending action that is settled or otherwise disposed of, and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 721 of the BCL provides that Article 7 of the BCL is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, disinterested director vote, stockholder vote, agreement or otherwise. Article VIII, Section 7, of the Registrant’s by-laws requires the Registrant to indemnify its officers and directors to the fullest extent permitted under the BCL.

Any amendment to or repeal of the Registrant’s certificate of incorporation or by-laws shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

The certificate of incorporation of the Registrant (Article Ninth) provides the following:

Pursuant to Section 402(b) of the Business Corporation Law, the liability of the Corporation’s directors to the Corporation or its shareholders for damages for breach of duty as a director shall be eliminated to the fullest extent permitted by the Business Corporation Law, as it exists on the date hereof or as it may hereafter be amended. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

In addition, the Registrant maintains directors’ and officers’ liability insurance policies.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

2
Agreement and Plan of Merger, dated as of December 16, 2002, among Health Management Systems, Inc., HMS Holdings Corp. and HMS Acquisition Corp. (Incorporated by reference to Exhibit 2.1 to Amendment No. 1 (“Amendment No. 1”) to HMS Holdings Corp.’s Registration Statement on Form S-4, File No. 333-100521 (the “Form S-4”))

3.1(i)	Restated Certificate of Incorporation of HMS Holdings Corp. (Incorporated by reference to Exhibit 3.1 to Amendment No. 1)

3.1(ii)
Certificate of Amendment to the Certificate of Incorporation of HMS Holdings Corp. (Incorporated by reference to Exhibit 3.1(a) to HMS Holdings Corp.’s Registration Statement on Form S-8, File No. 333-108436 (the “1999 Plan Form S-8”))

3.2	By-laws of HMS Holdings Corp. (Incorporated by reference to Exhibit 3.2 to the Form S-4)

4.1	HMS Holdings Corp. 1999 Long-Term Incentive Stock Plan (Incorporated by reference to Exhibit 4 to the 1999 Plan Form S-8)

4.2
Stock Option Agreement, dated as of January 10, 2001, between Health Management Systems, Inc. and William F. Miller III (Incorporated by reference to Exhibit 4.01 to HMS Holdings Corp.’s Registration Statement on Form S-8, File No. 333-108445 (the “Option Agreement Form S-8”))

4.3	Stock Option Agreement, dated as of March 30, 2001, between Health Management Systems, Inc. (“HMS”) and Robert M. Holster (Incorporated by reference to Exhibit 4.02 to the Option Agreement Form S-8)

4.4	Stock Option Agreement, dated as of December 12, 2001, between Health Management Systems, Inc. and James T. Kelly (Incorporated by reference to Exhibit 4.03 to the Option Agreement Form S-8)

4.5	HMS Holdings Corp. 1995 Non-Employee Director Stock Option Plan (Incorporated by reference to Exhibit 10.2 to HMS’ Quarterly Report on Form 10-Q for the quarter ended January 31, 1995)

*4.6	HMS Holdings Corp. 2006 Stock Plan

*4.6(i)	Form of Incentive Stock Option Agreement - 2006 Plan

*4.6(ii)	Form of Non-Qualified Stock Option Agreement - 2006 Plan

*5	Opinion of Gottbetter & Partners, LLP re legality

*23.1	Consent of KPMG LLP

23.2	Consent of Gottbetter & Partners, LLP (included in Exhibit 5)

24	Powers of Attorney (included on signature page)
_______________
* Filed herewith.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, when applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 30th day of November, 2006.

HMS HOLDINGS CORP.

By:	/s/ Robert M. Holster
Robert M. Holster
Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of the Registrant, do hereby constitute and appoint Robert M. Holster and Thomas G. Archbold and each and either of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as trustees and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 30th day of November, 2006.

Signature	Title
/s/ Robert M. Holster	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
Robert M. Holster

/s/ Thomas G. Archbold	Chief Financial Officer (Principal Financial and Accounting Officer)
Thomas G. Archbold

/s/ James T. Kelly	Director
James T. Kelly

/s/ William F. Miller, III	Director
William F. Miller, III

/s/ William W. Neal	Director
William W. Neal

/s/ Galen D. Powers	Director
Galen D. Powers

/s/ Ellen A. Rudnick	Director
Ellen A. Rudnick

/s/ Richard H. Stowe	Director
Richard H. Stowe

EXHIBIT INDEX

Exhibit Number	Description

2
Agreement and Plan of Merger, dated as of December 16, 2002, among Health Management Systems, Inc., HMS Holdings Corp. and HMS Acquisition Corp. (Incorporated by reference to Exhibit 2.1 to Amendment No. 1 (“Amendment No. 1”) to HMS Holdings Corp.’s Registration Statement on Form S-4, File No. 333-100521 (the “Form S-4”))

3.1(i)	Restated Certificate of Incorporation of HMS Holdings Corp. (Incorporated by reference to Exhibit 3.1 to Amendment No. 1)

3.1(ii)
Certificate of Amendment to the Certificate of Incorporation of HMS Holdings Corp. (Incorporated by reference to Exhibit 3.1(a) to HMS Holdings Corp.’s Registration Statement on Form S-8, File No. 333-108436 (the “1999 Plan Form S-8”))

3.2	By-laws of HMS Holdings Corp. (Incorporated by reference to Exhibit 3.2 to the Form S-4)

4.1	HMS Holdings Corp. 1999 Long-Term Incentive Stock Plan (Incorporated by reference to Exhibit 4 to the 1999 Plan Form S-8)

4.2
Stock Option Agreement, dated as of January 10, 2001, between Health Management Systems, Inc. and William F. Miller III (Incorporated by reference to Exhibit 4.01 to HMS Holdings Corp.’s Registration Statement on Form S-8, File No. 333-108445 (the “Option Agreement Form S-8”))

4.3	Stock Option Agreement, dated as of March 30, 2001, between Health Management Systems, Inc. (“HMS”) and Robert M. Holster (Incorporated by reference to Exhibit 4.02 to the Option Agreement Form S-8)

4.4	Stock Option Agreement, dated as of December 12, 2001, between Health Management Systems, Inc. and James T. Kelly (Incorporated by reference to Exhibit 4.03 to the Option Agreement Form S-8)

4.5	HMS Holdings Corp. 1995 Non-Employee Director Stock Option Plan (Incorporated by reference to Exhibit 10.2 to HMS’ Quarterly Report on Form 10-Q for the quarter ended January 31, 1995)

*4.6	HMS Holdings Corp. 2006 Stock Plan

*4.6(i)	Form of Incentive Stock Option Agreement - 2006 Plan

*4.6(ii)	Form of Non-Qualified Stock Option Agreement - 2006 Plan

*5	Opinion of Gottbetter & Partners, LLP re legality

*23.1	Consent of KPMG LLP

23.2	Consent of Gottbetter & Partners, LLP (included in Exhibit 5)

24	Powers of Attorney (included on signature page)

* Filed herewith.